UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 5, 2007 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND HAVE BEEN OFFERED AND SOLD IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

AGENT’S COMPENSATION OPTION CERTIFICATE

NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203
Tucson, Arizona 85705
Telephone (520) 292-0266 Fax: (520) 292-0268

OPTION CERTIFICATE NO. 002	644,001 OPTIONS entitling the holder to acquire, subject to adjustment, 644,001 Agent's Shares, as provided herein.

THE OPTIONS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 5:00 P.M. (VANCOUVER TIME) ON JUNE 5, 2009, AFTER WHICH TIME THE OPTIONS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT. DO NOT DESTROY THIS CERTIFICATE.

THIS IS TO CERTIFY THAT, for valuable consideration,

Salman Partners Inc.,
Suite 1700, 1095 West Pender Street,
Vancouver, British Columbia, V6E 2M6

(the “Agent”), is the registered holder of 644,001 Agent’s Compensation Options (the “Options”), each of which entitle the holder, subject to the terms and conditions set forth in this Certificate, to purchase from Nord Resources Corporation (the “Company”) one fully paid and non-assessable common share (an “Agent’s Share”), with a par value of $0.01, in the capital of the Company at any time commencing on the date hereof and continuing up to 5:00 p.m. (Vancouver time) (the “Time of Expiry”) on June 5, 2009 (the “Expiry Date”) on payment of US$0.75 per share (the “Exercise Price”). The number of Agent’s Shares which the Agent is entitled to acquire upon exercise of the Options and the Exercise Price are subject to adjustment as hereinafter provided.

The Options represented by this Certificate have not been, and the Agent’s Shares issuable upon exercise hereof, if issued prior to the effectiveness of a registration statement with respect to resales thereof, will not have been, registered under the United States Securities Act of 1933, as amended, (the “U.S. Securities Act”) and the Options have been be issued pursuant to exemptions from the registration requirements of the U.S. Securities Act. The Options and the Agent’s Shares issuable upon exercise hereof may not be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement under the U.S. Securities Act relating thereto or (b) an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws, after providing a legal opinion satisfactory to the Company confirming that such transfer is not subject to registration under the U.S. Securities Act and applicable state securities laws. Each certificate representing Agent’s Shares, if issued prior to the effectiveness of a registration statement with respect to resales thereof and to the delivery of an opinion of U.S. counsel to the Company that such securities no longer require a restrictive U.S. legend, shall contain a legend on the face thereof in the appropriate form, setting forth the restrictions on the transfer referred to herein. Each Certificate issued in substitution for or to replace this Certificate shall contain a legend on the face thereof, in the appropriate form, setting forth the restrictions on transfer referred to herein. The holder acknowledges and agrees that the Options represented by this Certificate constitute, and the Agent’s Shares issuable upon exercise of the Options may constitute, “restricted securities” under the U.S. Securities Act. Further, the holder agrees not to engage in hedging transactions with regard to the Options or Agent’s Shares except in compliance with the U.S. Securities Act.

1.	Exercise of Agent’s Options

(a)

Notice of Exercise. The rights evidenced by this Certificate may be exercised by the Agent in whole or in part in accordance with the provisions hereof by delivery of a notice of exercise in substantially the form attached hereto as Schedule “A” (the “Notice of Exercise”), properly completed and executed, together with payment of the Exercise Price by certified cheque, bank draft or money order payable to the order of the Company for the number of Agent’s Shares specified in the Notice of Exercise at the principal office of the Company, at its head office or such other address in Canada as may be notified in writing by the Company (the “Company Office”). In the event that the rights evidenced by this Certificate are exercised in part, the Company shall, contemporaneously with the issuance of the Agent’s Shares issuable on the exercise of the Options so exercised, issue to the Agent a certificate on identical terms in respect of that number of Options in respect of which the Agent has not exercised the rights evidenced by this Certificate.

(b)

Exercise. The Company shall, on the date it receives a duly executed Notice of Exercise and the Exercise Price for the number of Agent’s Shares specified in the Notice of Exercise (the “Exercise Date”), issue that number of Agent’s Shares specified in the Notice of Exercise, and such Agent’s Shares shall be issued as fully paid and non- assessable common shares in the capital of the Company.

(c)

Certificates. As promptly as practicable after the Exercise Date and, in any event, within five (5) business days of receipt of the Notice of Exercise and the Exercise Price for the number of Agent’s Shares specified in the Notice of Exercise, the Company shall issue and deliver or cause to be issued and delivered to the Agent, registered in such name or names as the Agent may direct or, if no such direction has been given, in the name of the Agent described above, a certificate or certificates for the number of Agent’s Shares specified in the Notice to Exercise. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Agent with respect to the number of Options which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Agent’s Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Agent’s Shares represented hereby.

(d)

Not a Shareholder. Nothing contained in this Certificate shall be construed as conferring upon the Agent any right or interest whatsoever as a holder of common shares of the Company or any other right or interest except as herein expressly provided.

(e)

Fractional Shares. No fractional Agent’s Shares shall be issued upon exercise of any Options and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Agent’s Shares issued upon such exercise. If the number of Agent’s Shares to which the Agent would otherwise so be entitled upon exercise of any Options is not a whole number, then the number of Agent’s Shares to be issued shall be rounded down to the next whole number.

(f)

Exercise in Whole or in Part. The Agent may exercise less than all of the Options evidenced hereby and in the case of any such partial exercise shall be entitled to receive a new Certificate, in substantially the same form as this Certificate, evidencing the number of Options held by the Agent which remain unexercised.

(g)

Canadian Legends: Certificates representing Agent’s Shares issued upon the conversion of Options and without the British Columbia Securities Commission, as the principal regulator under National Policy 43-201 and the MRRS, having issued a decision document evidencing that each of the Securities Commissions has issued a receipt for the Final Prospectus, shall bear the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 5, 2007 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.".

(h)

U.S. Legends: Unless the Agent’s Shares have been registered pursuant to an effective registration statement filed with the United States Securities and Exchange Commission, pursuant to the U.S. Securities Act and the Company’s U.S. counsel has provided an opinion that such legend is not required under the U.S. Securities Act, the Agent’s Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND HAVE BEEN OFFERED AND SOLD IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

provided that, if any such Agent’s Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent for the Agent’s Shares and the Company of any opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

2.	Adjustment to Subscription Rights

     From and after the date hereof, the Exercise Price and the number of Agent’s Shares deliverable upon the exercise of the Options will be subject to adjustment in the events and in the following manner:

(a)

In case of any reclassification of the common shares of the Company or change of the common shares of the Company into other shares, or in case of the consolidation, merger, reorganization or amalgamation of the Company with or into any other corporation or entity which results in any reclassification of the common shares or a change of the common shares into other shares, or in case of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a “Reclassification of Common Shares”), at any time prior to the Time of Expiry, the Agent shall, after the effective date of such Reclassification of Common Shares and upon exercise of the right to purchase Agent’s Shares hereunder, be entitled to receive, and shall accept, in lieu of the number of Agent’s Shares to which the Agent was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Agent would have been entitled to receive as a result of such Reclassification of Common Shares if, on the effective date thereof, the Agent had been the registered holder of the number of common shares to which the Agent was theretofore entitled upon such exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this section with respect to the rights and interests thereafter of the Agent to this Option certificate such that the provisions set forth in this section shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Options evidenced hereby.

(b)	If and whenever at any time prior the Time of Expiry the Company shall:

	(i)	subdivide its common shares into a greater number of shares;

	(ii)	consolidate its common shares into a lesser number of shares; or

(iii)

issue common shares or Convertible Securities (as defined below in paragraph (g)) to all or substantially all of the holders of common shares by way of a stock dividend or other distribution on its common shares payable in common shares or Convertible Securities;

(any such event being hereinafter referred to as “Capital Reorganization”) and any such event results in an adjustment in the Exercise Price pursuant to paragraph (c), the number of Agent’s Shares purchasable pursuant to the Options evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Agent’s Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(c)

If and whenever at any time prior to the Time of Expiry, the Company shall engage in a Capital Reorganization, the Exercise Price shall, on the effective date, in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which shall be the number of common shares outstanding before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of common shares outstanding after giving effect to such Capital Reorganization. The number of common shares outstanding shall include the deemed conversion into or exchange for common shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment shall be made successively whenever any event referred to in this paragraph shall occur.

(d)

Any issue of common shares or Convertible Securities by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding common shares under paragraphs (e) and (f).

(e)

If and whenever at any time prior to the Time of Expiry, the Company shall fix a record date for the issuance of rights, options or warrants (other than the Options evidenced hereby) to all or substantially all the holders of common shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase common shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price (as defined below) of the common shares on such record date (any such event being hereinafter referred to as a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)

the numerator of which shall be the aggregate of: (A) the number of common shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the common shares on the record date: (1) the amount obtained by multiplying the number of common shares which the holders of common shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of common shares which the holders of common shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

(ii)

the denominator of which shall be the aggregate of: (A) the number of common shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of common shares which the holders of common shares are entitled to subscribe for or purchase; or (2) the maximum number of common shares which the holders of common shares are entitled to receive on the conversion or exchange of the Convertible Securities.

Any common shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(f)	If and whenever at any time prior to the Time of Expiry, the Company shall fix a record date for the distribution to all or substantially all the holders of common shares of:

	(i)	shares of any class, whether of the Company or any other corporation;

	(ii)	rights, options or warrants;

	(iii)	evidences of indebtedness; or

	(iv)	other assets or property;

and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of common shares to subscribe for or purchase common shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Price of the common shares on such record date (any such non-excluded event being hereinafter referred to as a “Special Distribution”) the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (I) the numerator of which shall be the amount by which (A) the amount obtained by multiplying the number of common shares outstanding on such record date by the Current Market Price of the common shares on such record date, exceeds (B) the fair market value (as determined by the directors of the Company, which determination shall be conclusive) to the holders of such common shares of such Special Distribution; and (II) the denominator of which shall be the total number of common shares outstanding on such record date multiplied by such Current Market Price.

Any common shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Special Distribution is not so made or any such rights, options or Options are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or Options had not been issued.

(g)	For the purpose of these Options, “Convertible Security” means a security convertible into or exchangeable for a common share.

(h)

No adjustment pursuant to the Option certificate shall be made in respect of dividends (payable in cash or common shares) declared payable on the common shares in any fiscal year of the Company to the extent that such dividends, when aggregated with any dividends previously declared payable on the common shares in such fiscal year, do not exceed 15% of the aggregate consolidated net income of the Company, before extraordinary items, for its immediately preceding fiscal year.

(i)

In any case in which the Option certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Agent, upon the exercise of the Options evidenced hereby after such record date and before the occurrence of such event, the additional common shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company shall deliver to the Agent an appropriate instrument evidencing the Agent's right to receive such additional common shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional common shares on and after such exercise.

(j)

The adjustments provided for in the Option certificate are cumulative, shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive Reclassifications of Common Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding common shares) (provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

(k)

No adjustment in the number of common shares which may be purchased upon exercise of the Options evidenced hereby or in the Exercise Price shall be made pursuant to this Option certificate if the Agent is entitled to participate in such event on the same terms mutatis mutandis as if the Agent had exercised the Options evidenced hereby for common shares prior to the effective date or record date of such event.

(l)

In the event of any question arising with respect to the adjustments provided in this Option certificate, such question shall conclusively be determined by a firm of chartered accountants appointed by the Company and acceptable to the Agent (which firm may be the Company's auditors). Such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the Agent.

(m)

As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Options, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Company shall take all corporate action which may, in the opinion of counsel, be necessary in order that the Company has reserved and there will remain unissued out of its authorized capital a sufficient number of common shares for issuance upon the exercise of the Options evidenced hereby, and that the Company may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Agent is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(n)

Prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Option certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Company shall give notice to the Agent of the particulars of such event and the required adjustment.

     For the purpose of any computation under this Option certificate, the “Current Market Price” at any date shall mean the price per common share equal to the weighted average price per common share being determined by dividing the aggregate sale price of all common shares sold on the Pink Sheets LLC for any 20 consecutive trading days immediately preceding such date by the aggregate number of common shares so sold, or, if the common shares of the Company are then listed on a more senior stock exchange, the volume weighted average price at which the Shares have traded on such stock exchange for such 20 consecutive trading day period, or, if not traded on any recognized market or exchange, as determined by the directors, acting reasonably;

3.	Replacement

     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of these Options and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of these Options) the Company will issue to the Option holder a replacement Certificate evidencing these Options (containing the same terms and conditions as this Certificate).

4.	Transfer of Options

     The Options represented by this Certificate and the rights thereunder may not be assigned or transferred.

5.	Expiry Date

     The Options shall expire and all rights to purchase Agent’s Shares hereunder shall cease and become null and void at the Time of Expiry on the Expiry Date.

6.	Inability to Deliver Shares

     If for any reason, other than the failure or default of the Agent, the Company is unable to issue and deliver the Agent’s Shares or other securities as contemplated herein to the Agent upon the proper exercise by the Agent of the right to purchase any of the Agent’s Shares covered by this Certificate, the Company may pay, at its option and in complete satisfaction of its obligations hereunder, to the Agent, in cash, an amount equal to the difference between the Exercise Price and the fair market value of such Agent’s Shares or other securities on the Exercise Date.

7.	Governing Law

     This Certificate shall be governed by, and interpreted in accordance with, the laws of the Province of British Columbia and federal laws of Canada applicable therein.

8.	Successors

     This Certificate shall enure to the benefit of and shall be binding upon the Agent and the Company and their respective successors.

9.	Notices

     Any notice, direction or other communication hereunder shall be in writing and shall be given by delivery or by facsimile transmission (if receipt of such transmission is confirmed):

(a)	if to the Company at:

Nord Resources Corporation
1 West Wetmore Road, Suite 203
Tucson, Arizona 85705

	Attention:	John Perry
	Facsimile:	(520) 292-0268

(b)	if to the Agent at:

Salman Partners Inc.
1095 West Pender Street, Suite 1700
Vancouver, British Columbia V6E 2M6

	Attention:	Terry Salman
	Facsimile:	604-685-2471

Any such notice shall be deemed to have been given if delivered by courier during normal business hours of the recipient on a business day, on the day following the date of delivery and if sent by facsimile transmission, on the business day so sent provided that any delivery made or sent by facsimile after 5:00 p.m. (Vancouver time) on a business day, shall be deemed to be received on the next following business day.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officer.

DATED as of the 5th day of June, 2007.

NORD RESOURCES CORPORATION

By:	/s/ John T Perry
Authorized Signatory

Schedule “A”

Notice of Exercise

To:	Nord Resources Corporation
1 West Wetmore Road, Suite 203
Tucson, Arizona 85705
Telephone (520) 292-0266 Fax: (520) 292-0268

The undersigned hereby irrevocably elects to exercise the number of Options of Nord Resources Corporation set out below for the number of Agent’s Shares as set forth below:

Options to be Exercised:

(a)	Number of Options to be Exercised:
(b)	Number of Agent’s Shares to be Acquired:
(c)	Exercise Price per Agent’s Share:	US $0.75
(d)	Total Purchase Price [(a) multiplied by (c)]	$________________

and hereby tenders a certified cheque, bank draft or cash for such total aggregate purchase price, and directs such Agent’s Shares to be registered and a certificate therefor to be issued as directed below.

The undersigned represents and warrants that it (1) is not in the United States; (2) is not a U.S. person and is not exercising the Options for, or on behalf or benefit of, a U.S. person or person in the United States; (3) did not execute or deliver this Notice of Exercise in the United States; (4) will not engage in hedging transactions with regard to the Agent’s Shares prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (5) acknowledges that the Company shall refuse to register any transfer of the Agent’s Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act; and (6) has not engaged in, or exercised Options as a result of, any “directed selling efforts” (as defined in Regulation S) in the United States. “United States” and “U.S. person” shall have the respective meanings assigned thereto in Regulation S.

DATED this ___________day of _____________________, _________.

(Registered Holder - Print)

Per:

Direction as to Registration

Name of Registered Holder

Address of Registered Holder:

Instructions:

1. The registered holder may exercise its right to receive securities by completing this form and surrendering this form and the Option Certificate representing the Options being exercised together with payment of the exercise price to the registered office of the Company at 1 West Wetmore Road, Suite 203, Tucson, Arizona 85705.

2. Certificates for the securities being purchased shall be delivered or mailed within five (5) business days after the exercise of the Options.

3. If the Exercise Form is signed by an officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

4. If the registered holder exercises its right to receive securities prior to the expiry of the “restricted period”, the securities being acquired shall be subject to a restricted period and may be issued with a legend reflecting such restricted period.